Exhibit 99.5

To:	Hal J Upbin

The following is your incentive compensation earned for fiscal year 2005:

•	Cash bonus –Performance & Incentive compensation Plan:	$312,500
•	Corporate Development Incentive Plan:	No Award

Your eligibility in 2006 and thereafter for base salary, cash bonus, CDIP and LTIP ceased upon your retirement on January 31, 2006.

March 10, 2006